UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2020

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 120, Building E Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02     Termination of a Material Definitive Agreement.

On October 26, 2020, Keros Therapeutics, Inc. (the “Company”) received notice from Novo Nordisk A/S (“Novo Nordisk”) that Novo Nordisk has elected to terminate the Research Collaboration and Exclusive License Agreement, dated December 14, 2017 (the “Collaboration Agreement”), by and between Novo Nordisk and the Company. Under the Collaboration Agreement, Novo Nordisk had the right to develop and commercialize a prespecified number of ligand traps selected by Novo Nordisk. Novo Nordisk's decision to terminate the Collaboration Agreement was due to strategic and business reasons. The termination of the Collaboration Agreement will be effective six months following the notice of termination, on April 26, 2021.

Pursuant to the terms of the Collaboration Agreement, Novo Nordisk paid the Company an initial license payment of $16.0 million in 2018, and has paid the Company $4.0 million in research funding over the two-year research program. Under the terms of the Collaboration Agreement, during the term of the agreement, we are not permitted, directly or indirectly, to research, develop or commercialize any ligand trap or ligand binder for use in the licensed field or any selected ligand trap outside of the licensed field, provided that after the expiration of the research collaboration term, we may research, develop, or commercialize any declined ligand trap for use in cardiovascular disease and chronic kidney disease. This summary is qualified in its entirety by reference to the full text of the Collaboration Agreement, which was filed as Exhibit 10.11 to the Company’s Form S-1 filed on March 16, 2020, and is incorporated by reference herein.

As a result of the termination of the Collaboration Agreement, the Company will regain worldwide rights to all ligand traps selected under the Collaboration Agreement, along with all rights to develop Keros molecules in the fields of diabetes, obesity, nonalcoholic steatohepatitis and cachexia.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: October 28, 2020